Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

July 31, 2014

Media Contact:

Doug Shepard

Executive Vice President and Chief Financial Officer

(210) 829-9120

doug.shepard@hartehanks.com

HARTE HANKS REPORTS SECOND QUARTER RESULTS

New York, NY - Harte Hanks (NYSE: HHS), a leading marketing services organization that partners with top brands to establish deeper relationships with its customers and prospects, today announced financial results for the second quarter ended June 30, 2014.

Second quarter 2014 revenues were $140.3 million compared to $140.1 million in the same quarter last year, a 0.1% increase.  This is the second consecutive quarterly revenue increase reported by the company, marking further progress toward our 2014 goal of returning the company to sustained revenue growth.

•                  Customer Interaction revenues increased 0.3% to $127.3 million, primarily due to a significant increase, over the prior year quarter, in our Select vertical from a new client win and expansion of relationships with existing clients.   In addition, our Automotive and Consumer Brands vertical increased due to expansion of contact center services from an existing client and we also experienced revenue growth in our Technology vertical.  These gains were partially offset by declines in our Healthcare Insurance and Pharmaceutical, Financial and Retail verticals principally due to reductions in mail volumes and lighter weight packages as well as the full year effect of 2013 client losses.

•                  Trillium Software revenues increased 4.3% for the first half of 2014 principally driven by increased software license revenues.  Revenues increased 10.1% in the first quarter and declined 1.2% in the second quarter, primarily resulting from the timing of software license sales.  Consistent with the growth in licensing sales, maintenance and professional service second quarter revenues increased compared to the second quarter last year.

Operating income for the quarter was $11.0 million compared to $12.4 million for the same quarter last year.  Excluding $1.8 million of initiatives comprised of strategic investment and cost elimination efforts leading to for example severance and lease surrender costs, operating income improved $0.4 million for the quarter.

•                Operating income for Customer Interaction was $9.2 million a decline of $0.9 million.  Excluding the previously mentioned $1.8 million of charges, Customer Interaction operating income improved 8.5% or $0.9 million for the quarter.

•                  Trillium Software operating income was $2.7 million, a decline of $0.7 million.  This was due primarily from the timing in software license revenues as the cost basis in the software business is primarily fixed.

Second quarter 2014 diluted earnings per share from continuing operations were $0.09 as compared to $0.11 for the same quarter in 2013.  Second quarter diluted earnings per share from continuing operations were $0.12, compared to $0.13 in 2013 excluding for 2014 the investments mentioned above and foreign currency translation charges, and for 2013 the charges related to our CEO’s retirement.

Capital expenditures for the quarter were $2.2 million compared to $4.5 million in the prior year’s second quarter.  This reduction is representative of management’s continued efforts to prudently manage cash flows.

The following table presents financial highlights of the company’s operations for the second quarter of 2014 and 2013, respectively.  Full financial results are attached.

RESULTS FROM CONTINUING OPERATIONS (unaudited)

	Three Months Ended June 30,
(In thousands, except per share amounts)	2014	2013	% Change
Operating revenues	$140,310	$140,105	0.1%
Operating income	10,987	12,413	-11.5%
Income from continuing operations	5,637	6,936	-18.7%
Diluted earnings per share from continuing operations	0.09	0.11	-18.2%
Diluted shares (weighted average common and common equivalent shares outstanding)	62,987	62,761	0.4%

Commenting on the second quarter performance, Chief Executive Officer Robert Philpott said, “We made solid progress against our strategic plan in the second quarter.  We remain focused on revenue growth, and this concerted effort to take our share of the market is shown by a second consecutive quarter of revenue advancement. Clearly, Harte Hanks’ clients are supportive of the changes we are making to our business.  Our target remains sustainable, consistent long-term revenue growth and our most recent performance confirms that we are on the right path to achieve this.

“We also continue to actively manage the cost side of our business. We have brought our on-going labor costs into line with our revenue performance and I expect to see added efficiencies over the coming months. Our attention is also focused on our geographic footprint and we are making excellent progress in streamlining our property portfolio in a way that makes it more closely correlated with the needs of our clients. The financial benefits of exiting long-term fixed costs, such as property leases, combined with labor efficiency gains, will become more apparent over time.

“Overall we can be satisfied with another quarter where we have successfully combined strategic change with operational performance. We are laying an excellent foundation for our future prospects and I am confident that the benefits of the work we have completed in the first half of 2014 will improve stockholder value.”

The company will host a conference call on July 31, 2014, at 10:00 a.m. Eastern Time to discuss the results.  Investors and interested parties may participate in the call by dialing (888) 724-9496 for domestic callers and (913) 312-0719 for international callers and referring to Conference ID 8762736.  To access an audio webcast, please go to the link within the Harte Hanks website located on the Investors section of the website, http://HarteHanks.com.  A replay will be available shortly after the call through August 7, 2014 at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers, Conference ID 8762736.

About Harte Hanks:

Harte Hanks is one of the world’s leading, insight-driven multi-channel marketing organizations, delivering impactful business results for some of the world’s best-known brands. Through strategic agencies and our core marketing services, we develop integrated solutions that connect brands with prospects and customers, moving them beyond awareness to transactions and brand loyalty. Visit the Harte Hanks website at http://HarteHanks.com or call (800) 456-9748.

Cautionary Note Regarding Forward-Looking Statements:

Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws.  All such statements are qualified by this cautionary note,  provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning.  These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements.  In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments.  These risks, uncertainties, assumptions and other factors include:  (a) local, national and international economic and business conditions, including (i) market conditions that may adversely impact advertising expenditures and (ii) the impact of  economic uncertainty in the United States and elsewhere on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending  on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and  preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and  consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license or acquisition; (f) our ability to protect our data centers against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact of other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; and (l) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A.  Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013.  The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

In this press release and our related earnings conference call, the company intends to provide investors with a better understanding of operating results and underlying trends to assess the company’s performance and liquidity.  The company evaluates its operating performance based on several measures, including the non-GAAP financial measures of (1) free cash flow, defined as net income, plus depreciation and amortization, plus stock-based compensation (tax-effected), plus goodwill and other intangibles impairment (tax-effected) less capital expenditures, all of the aforementioned are from continuing operations and (2) EBITDA, defined as net income before interest, taxes, goodwill and other intangibles impairment, depreciation, and amortization.  The company believes that free cash flow and EBITDA are useful supplemental financial measures for investors because they facilitate investors’ ability to evaluate the operational strength of the company’s business.  Free cash flow and EBITDA, however, are not calculated in accordance with GAAP and they should not be considered substitutes for net income as an indicator of operating performance.  A quantitative reconciliation of free cash flow and EBITDA to net income is found in the tables attached to this release.

As used herein, “Harte Hanks” refers to Harte-Hanks, Inc.  and/or its applicable operating subsidiaries, as the context may require.  Harte Hanks’ logo and name are trademarks of Harte Hanks.

Harte-Hanks, Inc.

Consolidated Statements of Operations (Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
In thousands, except per share data	2014	2013	2014	2013

Operating revenues	$140,310	$140,105	$273,037	$272,457
Operating expenses:
Labor	69,613	69,790	140,917	137,260
Production and distribution	42,158	40,571	82,434	79,556
Advertising, selling, general and administrative	13,860	13,558	26,590	25,985
Depreciation and amortization	3,692	3,773	7,530	7,839
	129,323	127,692	257,471	250,640
Operating income	10,987	12,413	15,566	21,817
Other expenses (income):
Interest expense	710	779	1,437	1,582
Interest income	(81)	(29)	(129)	(51)
Other, net	1,075	82	1,809	(1,136)
	1,704	832	3,117	395
Income from continuing operations before income taxes	9,283	11,581	12,449	21,422
Income tax expense	3,646	4,645	4,967	8,166
Income from continuing operations	$5,637	$6,936	$7,482	$13,256

Gain from discontinued operations, net of income taxes	—	1,373	—	1,721

Net Income	$5,637	$8,309	$7,482	$14,977

Basic earnings per common share
Continuing operations	$0.09	$0.11	$0.12	$0.21
Discontinued operations	—	0.02	—	0.03
Basic earnings per share	$0.09	$0.13	$0.12	$0.24

Weighted-average common shares outstanding	62,734	62,446	62,711	62,459

Diluted earnings per common share
Continuing operations	$0.09	$0.11	$0.12	$0.21
Discontinued operations	—	0.02	—	0.03
Diluted earnings per share	$0.09	$0.13	$0.12	$0.24

Weighted-average common and common equivalent shares outstanding	62,987	62,761	62,975	62,712

Balance Sheet Data (Unaudited)	June 30,	December 31,
In thousands	2014	2013

Cash and cash equivalents	$77,022	$88,747
Total debt	$91,875	$98,000

Harte-Hanks, Inc.

Business Segment Information (Unaudited)

	Three months ended			Six months ended
	June 30,			June 30,
In thousands	2014	2013	% Change	2014	2013	% Change

OPERATING REVENUES:
Customer Interaction	$127,321	$126,952	0.3%	$246,055	$246,590	-0.2%
Trillium	12,989	13,153	-1.2%	26,982	25,867	4.3%
Total operating revenues	$140,310	$140,105	0.1%	$273,037	$272,457	0.2%

OPERATING INCOME:
Customer Interaction	$9,192	$10,135	-9.3%	$11,142	$17,041	-34.6%
Trillium	2,749	3,410	-19.4%	6,344	7,038	-9.9%
General corporate expense	(954)	(1,132)	15.7%	(1,920)	(2,262)	15.1%
Total operating income	$10,987	$12,413	-11.5%	$15,566	$21,817	-28.7%

DEPRECIATION AND AMORTIZATION:
Customer Interaction	$3,190	$3,250	-1.8%	$6,548	$6,818	-4.0%
Trillium	496	520	-4.6%	972	1,013	-4.0%
General corporate expense	6	3	100.0%	10	8	25.0%
Total depreciation and amortization	$3,692	$3,773	-2.1%	$7,530	$7,839	-3.9%

Harte-Hanks, Inc.

Historical Business Segment Information (Unaudited)

	Three months ended					Three months Ended
	March 31,					June 30,
In thousands	2014	2013	% Change	2012	% Change	2014	2013	% Change	2012	% Change

OPERATING REVENUES:
Customer Interaction	$118,734	$119,638	-0.8%	$126,917	-5.7%	$127,321	$126,952	0.3%	$130,200	-2.5%
Trillium	13,993	12,714	10.1%	12,539	1.4%	12,989	13,153	-1.2%	12,594	4.4%
Total operating revenues	$132,727	$132,352	0.3%	$139,456	-5.1%	$140,310	$140,105	0.1%	$142,794	-1.9%

OPERATING INCOME:
Customer Interaction	$1,950	$6,906	-71.8%	$11,025	-37.4%	$9,192	$10,135	-9.3%	$11,382	-11.0%
Trillium	3,595	3,628	-0.9%	3,009	20.6%	2,749	3,410	-19.4%	3,203	6.5%
General corporate expense	(966)	(1,130)	14.5%	(1,301)	13.1%	(954)	(1,132)	15.7%	(1,303)	13.1%
Total operating income	$4,579	$9,404	-51.3%	$12,733	-26.1%	$10,987	$12,413	-11.5%	$13,282	-6.5%

DEPRECIATION AND AMORTIZATION:
Customer Interaction	$3,358	$3,568	-5.9%	$3,646	-2.1%	$3,190	$3,250	-1.8%	$3,544	-8.3%
Trillium	476	493	-3.4%	464	6.3%	496	520	-4.6%	461	12.8%
General corporate expense	4	5	-20.0%	5	0.0%	6	3	100.0%	5	-40.0%
Total depreciation and amortization	$3,838	$4,066	-5.6%	$4,115	-1.2%	$3,692	$3,773	-2.1%	$4,010	-5.9%

	Three months ended					Three months Ended
	September 30,					December 31,
In thousands	2014	2013	% Change	2012	% Change	2014	2013	% Change	2012	% Change

OPERATING REVENUES:
Customer Interaction	$—	$121,338	—	$127,049	-4.5%	$—	$135,831	—	$143,876	-5.6%
Trillium	$—	13,635	—	13,944	-2.2%	$—	16,348	—	13,971	17.0%
Total operating revenues	$—	$134,973	—	$140,993	-4.3%	$—	$152,179	—	$157,847	-3.6%

OPERATING INCOME:
Customer Interaction	$—	$5,559	—	$12,688	-56.2%	$—	$9,418	—	$18,125	-48.0%
Trillium	$—	3,931	—	4,176	-5.9%	$—	4,429	—	4,270	3.7%
General corporate expense	$—	(1,130)	—	(1,267)	10.8%	$—	(1,363)	—	(1,339)	-1.8%
Total operating income	$—	$8,360	—	$15,597	-46.4%	$—	$12,484	—	$21,056	-40.7%

DEPRECIATION AND AMORTIZATION:
Customer Interaction	$—	$3,380	—	$3,355	0.7%	$—	$3,469	—	$3,536	-1.9%
Trillium	$—	565	—	432	30.8%	$—	474	—	464	2.2%
General corporate expense	$—	4	—	5	-20.0%	$—	4	—	5	-20.0%
Total depreciation and amortization	$—	$3,949	—	$3,792	4.1%	$—	$3,947	—	$4,005	-1.4%

Harte-Hanks, Inc.

Harte Hanks Revenue Mix (Unaudited)

Vertical Markets - Percent of Harte Hanks Revenue

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013

Retail	23.9%	28.1%	24.7%	27.9%
Financial and Insurance Services	13.9%	15.2%	14.3%	15.8%
Technology	24.1%	23.8%	23.1%	24.0%
Healthcare and Pharmaceuticals	7.6%	7.8%	8.5%	7.7%
Auto and Consumer Brands	17.8%	17.3%	18.0%	16.7%
Other Select Markets	12.6%	7.8%	11.4%	7.9%
	100.0%	100.0%	100.0%	100.0%

Harte-Hanks, Inc.

Reconciliation of Net Income to Free Cash Flow (Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
In thousands	2014	2013	2014	2013
Income from continuing operations	$5,637	$6,936	$7,482	$13,256
Add: After-tax stock-based compensation (Note 1)	755	1,237	1,378	1,915
Add: Depreciation and amortization	3,692	3,773	7,530	7,839
Less: Capital expenditures	2,191	4,486	4,838	9,169
Free cash flow from continuing operations	7,893	7,460	11,552	13,841

Income/(Loss) from discont’d operations	—	1,373	—	1,721
Add: After-tax stock-based compensation (Note 1)	—	85	—	180
Add: Depreciation and amortization	—	868	—	1,739
Less: Capital expenditures	—	268	—	318
Free cash flow from discontinued operations	—	2,058	—	3,322

Total free cash flow	$7,893	$9,518	$11,552	$17,163

Note 1:  For continuing operations pre-tax stock-based compensation expense was $1,259 and $2,061 for the three months ended June 30, 2014 and 2013, respectively; and was $2,297 and $3,191 for the six months ended June 30, 2014 and 2013, respectively.  For discontinued operations, pre-tax stock-based compensation expense was $142 for the three months ended June 30, 2014 and $300 for the six months ended June 30, 2014.

Reconciliation of Net Income to EBITDA from Continuing Operations (Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
In thousands	2013	2012	2014	2013
Income from Continuing Operations	$5,637	$6,936	$7,482	$13,256
Depreciation and amortization	3,692	3,773	7,530	7,839
Interest expense, net and non-operating, net	1,704	832	3,117	395
Income tax expense	3,646	4,645	4,967	8,166
EBITDA from Continuing Operations	$14,679	$16,186	$23,096	$29,656